      Exhibit 10.1

FIRSTENERGY CORP.

2020 INCENTIVE COMPENSATION PLAN

Article 1. Establishment, Purpose, and Duration

1.1 Establishment. FirstEnergy Corp., an Ohio corporation (the “Company”), hereby establishes the FirstEnergy Corp. 2020 Incentive Compensation Plan (the “Plan”), as set forth in this document. The Plan was adopted by the Company’s Board on February 7, 2020, contingent on shareholder approval. This Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Cash-Based Awards and Other Stock-Based Awards.

1.2 Purpose of This Plan. The purpose of the Plan is to promote the success of the Company and its Subsidiaries by providing incentives to certain employees and Directors that are expected to help link their personal interests to the long-term financial success of the Company and its Subsidiaries, and to help increase shareholder value. The Plan is designed to provide flexibility to the Company and its Subsidiaries in their ability to attract, motivate and retain the services of employees and Directors whose judgment, interest, efforts and special skills will help enable the Company to succeed.

1.3 Duration of This Plan. This Plan shall become effective upon the date it receives shareholder approval (the “Effective Date”) and terminate on the tenth (10th) anniversary of the Effective Date, unless terminated earlier pursuant to Article 17 of the Plan. After this Plan is terminated, no Awards may be granted but Awards previously granted shall remain outstanding subject to this Plan’s terms and conditions.

Article 2. Definitions

As used in this Plan, the following capitalized terms shall have the following meanings:

2.1 “Aggregate Share Limit” shall have the meaning set forth in Section 4.1.

2.2 “Award” means, individually or collectively, a grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Cash-Based Awards, Other Stock-Based Awards and any dividends or dividend equivalents credited thereto, in each case, under and subject to the terms of this Plan.

2.3 “Award Agreement” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee or Board (as applicable) that sets forth the terms and conditions of the Awards granted under this Plan. An Award Agreement may be in an electronic medium, may be limited to notation on the books and records of the Company and, unless otherwise determined by the Committee or Board (as applicable), need not be signed by a representative of the Company or a Participant.

2.4 “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.5 “Board” or “Board of Directors” means the Board of Directors of the Company.

2.6 “Cash-Based Award” means an Award, denominated in cash, granted to a Participant as described in Article 11.

2.7 “Cause” means, except as may be otherwise prescribed by the Committee or Board (as applicable) in an Award Agreement established under this Plan, with respect to a Participant, the occurrence of any of the following:

(a) the willful and continued failure by a Participant to substantially perform his/her duties (other than any such failure resulting from the Participant’s Disability), after a written demand for substantial performance is delivered to the Participant that specifically identifies the manner in which the

Company or any of its Subsidiaries, as the case may be, believes that the Participant has not substantially performed his/her duties, and the Participant has failed to remedy the situation within ten (10) business days of receiving such notice;

(b) the Participant’s conviction for committing a felony or a crime involving an act of moral turpitude, dishonesty or misfeasance;

(c) the willful engaging by the Participant in gross misconduct materially and demonstrably injurious to the Company or any of its Subsidiaries. However, no act, or failure to act, on the Participant’s part shall be considered “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that his/her action or omission was in the best interest of the Company or any of its Subsidiaries; or

(d) a material breach by a Participant of any agreement between the Participant and the Company.

Notwithstanding the foregoing, following a Change in Control, “Cause” will mean, except as may be otherwise prescribed by the Committee or Board (as applicable) in an Award Agreement established under this Plan, with respect to any Participant who is also a participant in the Severance Plan as of the date of the Change in Control, the definition of “Cause” provided in the Severance Plan.

2.8 “Change in Control” shall mean, except as may be otherwise prescribed by the Committee or Board (as applicable) in an Award Agreement established under this Plan:

(a) An acquisition by any Person, directly or indirectly, of Beneficial Ownership immediately after which such Person has beneficial ownership of twenty-five percent (25%) or more of either: (i) the Outstanding Company Common Stock, or (ii) the Outstanding Company Voting Securities; provided, however, that the following acquisitions of beneficial ownership of Outstanding Company Common Stock or Outstanding Company Voting Securities shall not constitute Change in Control:

(i) Any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege, unless the security being so converted was itself acquired directly from the Company);

(ii) Any acquisition by the Company;

(iii) Any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or

(iv) Any acquisition pursuant to a reorganization, merger, or consolidation involving the Company or any direct or indirect wholly-owned subsidiary of the Company, whether or not the Company is the surviving corporation in such transaction (any of the foregoing, a ‘Reorganization’ for purposes of this Section 2.9), if, following such Reorganization, the conditions described in paragraph (c) below are satisfied;

(b) Individuals who, as of January 1, 2020, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a Director subsequent to January 1, 2020 whose election, or nomination for election by the Company’s shareholders, is approved by a vote of at least a majority of the Directors then comprising the Incumbent Board shall be considered as a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (within the meaning of solicitations subject to Rule 14a-12(c) of Regulation 14A promulgated under the Exchange Act or any successor rule) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(c) Consummation of a (x) Reorganization or (y) sale or disposition of all or substantially all of the assets of the Company in one transaction or a series of related transactions (determined on a consolidated basis), other than in connection with a sale-leaseback or other arrangement resulting in the continued utilization of such assets by the Company (a “Major Asset Disposition”), unless in each case following such Reorganization or Major Asset Disposition (either, a “Major Corporate Event”) each of the following conditions is met:

(i) The Outstanding Company Voting Securities immediately prior to such Major Corporate Event represent (either by remaining outstanding or by converting into or being exchanged for voting securities of the surviving corporation) at least sixty percent (60%) of the combined voting power of the surviving corporation (including a corporation which, as a result of such Major Corporate Event, owns the Company or all or substantially all of the assets of the Company) outstanding immediately after such Major Corporate Event;

(ii) No Person (excluding the Company, any employee benefit plan (or related trust) of the Company or the resulting or acquiring corporation resulting from such Major Corporate Event, and any Person beneficially owning, immediately prior to such Major Corporate Event, directly or indirectly, twenty-five percent (25%) or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, immediately after consummation of such Major Corporate Event, twenty-five percent (25%) or more of, respectively, the then-outstanding shares of common stock of the resulting or acquiring corporation in such Major Corporate Event, or the combined voting power of the then-outstanding voting securities of such resulting or acquiring corporation that are entitled to vote generally in the election of directors; and

(iii) At least a majority of the members of the board of directors of the corporation resulting from such Major Corporate Event were members of the Incumbent Board at the time of the execution of the initial agreement providing for such Major Corporate Event; or

(d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company;

However, in no event will a Change in Control be deemed to have occurred, with respect to a Participant, if the Participant is part of a purchasing group which consummates the Change in Control transaction. The Participant shall be deemed ‘part of a purchasing group’ for purposes of the preceding sentence if the Participant is an equity participant or has agreed to become an equity participant in the purchasing company or group (excluding passive ownership of less than five percent (5%) of the voting securities of the purchasing company or ownership of equity participation in the purchasing company or group which is otherwise not deemed to be significant, as determined prior to the Change in Control by a majority of the nonemployee continuing members of the Board of Directors).

2.9 “Code” means the Internal Revenue Code of 1986, as amended from time to time. References to Code Sections shall be deemed to include references to any applicable regulations thereunder and any successor provision with the same or similar purpose.

2.10 “Committee” means the Compensation Committee of the Board or a subcommittee thereof, or any other committee designated by the Board to administer this Plan.

2.11 “Company” means FirstEnergy Corp., an Ohio corporation, and any successor thereto as provided in Article 19.

2.12 “Director” means a member of the Board.

2.13 “Disability” means, except as may be otherwise prescribed by the Committee or Board (as applicable) in an Award Agreement established under this Plan, as of any date, a Participant’s qualification for, and receipt of, benefits under the Company’s then-existing long-term disability plan or program.

2.14 “Effective Date” has the meaning set forth in Section 1.3.

2.15 “Employee” means any individual performing services for the Company, or a Subsidiary and designated as an employee of the Company, or its Subsidiaries on the payroll records thereof. Without limiting the foregoing, an Employee shall not include any individual during any period he or she is classified or treated by the Company or Subsidiary as an independent contractor, a consultant or an employee of an employment, consulting, or temporary agency or any entity other than the Company or a Subsidiary, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified as, a common law employee of the Company or Subsidiary during such period by a court, agency or otherwise.

2.16 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor thereto.

2.17 “Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to an Option or the price established at the time of grant of an SAR pursuant to Article 7 which is used to determine the amount of any payment due upon exercise of the Option or SAR, as the case may be.

2.18 “Fair Market Value” or “FMV” means an amount, unless the Committee determines otherwise, with respect to publicly traded Shares equal to the average of the high and low sales prices of the common stock as reported on the composite tape of the NYSE for the date in which the determination of the fair market value is made or, if there are no sales of common stock on that date, then on the preceding date on which there were sales of common stock. If Shares are not publicly traded, Fair Market Value shall be determined by the Committee in such manner as it deems appropriate. The Committee may determine Fair Market Value on other reasonable bases including a price based on the opening, closing, actual, high, low or average selling prices of a Share reported on the NYSE or other established stock exchange (or exchanges) on the applicable date, the preceding trading day, the next succeeding trading day or an average of trading days, as determined by the Committee in its sole discretion. Such definition(s) of FMV shall be specified in the applicable Award Agreement and may differ depending on whether FMV is in reference to the grant, exercise, vesting, settlement or payout of an Award. Notwithstanding anything in this Plan to the contrary, “Fair Market Value” shall be determined in a manner consistent with exemption from, and avoidance of adverse tax consequences under, Code Section 409A and, with respect to ISOs, also in a manner consistent with Code Section 422.

2.19 “Grant Date” means the date an Award is granted to a Participant pursuant to the Plan.

2.20 “Incentive Stock Option” or “ISO” means an Option to purchase Shares granted under Article 6 to an Employee that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422.

2.21 “NYSE” means New York Stock Exchange.

2.22 “Nonemployee Director” means a Director who is not an Employee.

2.23 “Nonqualified Stock Option” or “NSO” means an Option that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.

2.24 “Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6.

2.25 “Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described in this Plan, granted pursuant to Article 11.

2.26 “Participant” means any eligible individual as set forth in Article 5 to whom an Award is granted.

2.27 “Performance Measures” means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Shares or Cash- Based Awards or, when so determined by the Committee, Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, dividends or dividend equivalents or Other Stock-Based Awards pursuant to this Plan. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Measures unsuitable, the Committee may in its discretion modify such Performance Measures or the goals or actual levels of achievement regarding the Performance Measures, in whole or in part, as the Committee deems appropriate and equitable.

2.28 “Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

2.29 “Performance Share” means an Award under Article 10 and subject to the terms of this Plan, denominated in Shares, the value of which at the time it is payable is a function of the extent to which, or whether, corresponding performance criteria have been achieved.

2.30 “Period of Restriction” means the period when Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based upon the passage of time or the achievement of performance goals), as provided in Articles 8 and 9.

2.31 “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.32 “Plan” means this FirstEnergy Corp. 2020 Incentive Compensation Plan, as it may be amended or amended and restated from time to time.

2.33 “Plan Year” means the calendar year.

2.34 “Restricted Stock” means an Award granted to a Participant pursuant to Article 8, which is not a Restricted Stock Unit.

2.35 “Restricted Stock Unit” means an Award granted to a Participant pursuant to Article 9 and represents the right of the Participant to receive one Share per Restricted Stock Unit (or its cash equivalent) after the end of its applicable Period of Restriction or Performance Period.

2.36 “Severance Plan” means the FirstEnergy Corp. Change in Control Severance Plan, as may be amended from time to time, or its successor plan(s) or arrangement(s).

2.37 “Share” means a share of common stock of the Company, $.10 par value per share, or any security into which such common stock may be changed by reason of any transaction or event of the type referred to in Section 4.5 of this Plan.

2.38 “Stock Appreciation Right” or “SAR” means an Award designated as a stock appreciation right, granted pursuant to Article 7.

2.39 “Subsidiary” means any corporation or other entity in which the Company has or obtains, directly or indirectly, a proprietary interest of more than fifty percent (50%) by reason of stock ownership or otherwise.

Article 3. Administration

3.1 General. The Committee is responsible for administering this Plan, subject to this Article and the other provisions of this Plan. The Committee may employ attorneys, consultants, accountants, agents, and other individuals, any of whom may be an Employee, and the Committee, the Company, and its officers, administrators and Directors shall be entitled to rely upon the advice, opinions or valuations of any such individuals. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company and all other individuals.

3.2 Authority of the Committee and the Board. With respect to Awards granted to Employees and application of the Plan to such Awards, the Committee has full and exclusive discretionary power to interpret the terms of this Plan and any Award Agreement or other agreement or document ancillary or related to this Plan, to determine eligibility for Awards and to adopt such rules, regulations, forms, instruments and guidelines for administering this Plan as the Committee may deem necessary or proper. Such authority, with respect to Awards granted to Employees and the application of the Plan to such Awards, shall include selecting Award recipients, establishing all Award terms and conditions, including the terms and conditions set forth in Award Agreements, resolving or reconciling any ambiguity or inconsistency of or among provisions of the Plan, any Award Agreement or related documents, correcting any defect (including scrivener’s errors), supplying any omission and, subject to Article 17, adopting modifications and amendments to this Plan or any Award Agreement. In addition, the Committee is authorized to take any action it determines in its sole discretion to be appropriate subject only to the express limitations contained in this Plan, and no authorization in any Plan section or other provision of this Plan is intended or may be deemed to constitute a limitation on the authority of the Committee. Notwithstanding anything herein to the contrary, with respect to Awards granted to Nonemployee Directors and the application of the Plan to such Awards, the full Board or the Committee shall have the authoritative powers set forth in this Section 3.2.

Subject to Section 4.5, in no event shall the Committee or the Board, without first obtaining the approval of the Company’s shareholders, have the right to: (i) cancel outstanding Options or SARs for the purpose of replacing or regranting such Options or SARs with an Exercise Price that is less than the original Exercise Price of the Option or SAR, or (ii) change the Exercise Price of an Option or SAR to an Exercise Price that is less than the original Option or SAR Exercise Price, or (iii) cancel outstanding Options or SARs with an Exercise Price that is more than the Fair

Market Value of a Share on the date of cancellation in exchange for cash or another Award. Also notwithstanding the foregoing, no action of the Committee or the Board (other than pursuant to Section 4.5) may be taken with respect to an outstanding Award except in accordance with Section 17.3.

3.3 Delegation. To the extent permitted under applicable laws, regulations or NYSE listing standards, the Committee may delegate to one or more of its members or to one or more officers or employees of the Company and its Subsidiaries or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan. The Committee may authorize one or more officers of the Company to do one or both of the following on the same basis as can the Committee: (a) designate Employees to be recipients of Awards; and (b) determine the size of any such Awards; provided, however, (i) the Committee shall not delegate such responsibilities to any such officer for Awards granted to an Employee or a Nonemployee Director who is considered an insider (as determined by the Board applying Section 16 of the Exchange Act and related guidance); (ii) the Committee action providing such authorization sets forth the total number of Shares that may be issued with respect to Awards granted by such officer; and (iii) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.

Article 4. Shares Available Under This Plan

4.1 Number of Shares Available for Awards.

(a) Subject to adjustment as provided in Section 4.5 and the share counting rules set forth in Article 4 of this Plan, the maximum number of Shares available for Awards granted under this Plan (including any dividends or dividend equivalents payable in Shares) (the “Aggregate Share Limit”) shall be:

(i) 10,000,000 Shares; plus

(ii) the total number of Shares remaining available for grant under the FirstEnergy Corp. 2015 Incentive Compensation Plan, as amended, as of the Effective Date; plus

(iii) the total number of Shares that are subject to awards granted under the FirstEnergy Corp. 2015 Incentive Compensation Plan, including as amended (the “Predecessor Plan”), that are not used due to the forfeiture, cancellation or expiration of awards granted thereunder.

(b) 10,000,000 Shares from the Aggregate Share Limit may be issued pursuant to the exercise of ISOs under this Plan.

(c) The Shares available for issuance under this Plan may be authorized and unissued Shares, treasury Shares or Shares obtained on the open market.

4.2 Share Usage. The Committee shall determine the appropriate method for determining the number of Shares available for issuance under the Plan, subject to the following:

(a) except as provided in Section 4.5(a) or (b) of this Plan, if any Award granted under this Plan (in whole or in part) is cancelled or forfeited, expires, is settled for cash, or is unearned, the Shares subject to such Award will, to the extent of such cancellation, forfeiture, expiration, cash settlement, or unearned amount, again be available under the Aggregate Share Limit;

(b) if, after December 31, 2019, any Shares subject to an award granted under the Predecessor Plan are forfeited, or an award granted under the Predecessor Plan (in whole or in part) is cancelled or forfeited, expires, is settled for cash, or is unearned, the Shares subject to such award will, to the extent of such cancellation, forfeiture, expiration, cash settlement, or unearned amount, be available for Awards under this Plan.

(c) the maximum number of Shares that may be issued under an Award shall be counted against the Aggregate Share Limit at the time of grant and reserved for issuance, unless the Award Agreement provides that the Award will be paid in cash;

(d) any Award that is to be paid in cash pursuant to the applicable Award Agreement, whether or not such Award is denominated in Shares, shall not result in any Shares being counted against the Aggregate Share Limit and reserved for issuance;

(e) any Shares underlying dividend equivalents that are payable in Shares shall be counted against the Aggregate Share Limit when issued or credited, provided that any Shares underlying dividend equivalents that are forfeited or cancelled, expire, are paid in cash or are unearned, shall be available again under this Plan; and

(f) any dividends or dividend equivalents that are payable in cash under the applicable Award Agreement, whether or not such dividends or dividend equivalents are denominated in Shares, shall not result in any Shares being counted against the Aggregate Share Limit.

4.3 Certain Limitations on Share Usage. Notwithstanding anything herein to the contrary:

(a) any Shares withheld by the Company or otherwise used (i) to pay the Exercise Price of an Option granted under this Plan or (ii) to satisfy tax withholding obligations associated with an Award granted under this Plan, shall, in each case, count against the Aggregate Share Limit;

(b) any Shares that were subject to an SAR granted under this Plan that were not issued in connection with a settlement of the SAR in Shares upon the exercise of such SAR shall count against the Aggregate Share Limit;

(c) any Shares that were purchased by the Company on the open market with the proceeds from the exercise of an Option shall not be added to the Aggregate Share Limit; and

(d) if, under this Plan, a Participant has elected to give up the right to receive compensation in exchange for Shares based on fair market value, such Shares will not count against the Aggregate Share Limit.

4.4 Nonemployee Director Compensation Limit. Notwithstanding anything to the contrary contained in this Plan, in no event will any Nonemployee Director in any one calendar year be granted compensation for such service having an aggregate maximum value (measured at the date of grant as applicable, and calculating the value of any Awards based on the grant date fair value for financial reporting purposes) in excess of $750,000.

4.5 Adjustments in Authorized Shares. In the event of any corporate event or transaction (including a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up or split off, spinoff or spinout, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in-kind, or other like change in capital structure, number of outstanding Shares or distribution (other than normal cash dividends) to shareholders of the Company, issuance of rights or warrants, or any similar corporate event or transaction, the Committee, in order to prevent dilution or enlargement of Participants’ rights under this Plan, shall substitute or adjust, as applicable, the number and kind of Shares that may be issued under this Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the Exercise Price applicable to outstanding Awards, other Award terms, and other value determinations applicable to outstanding Awards.

The Committee, in its sole discretion, may also make appropriate adjustments in the terms of any Awards under this Plan to reflect, or related to, such changes or distributions and to modify any other terms of outstanding Awards, including modifications of performance goals and changes in the length of Performance Periods.

Notwithstanding anything in this Plan to the contrary:

(a) Awards may be granted under this Plan in substitution for or in conversion of, or in connection with an assumption of, stock options, stock appreciation rights, restricted stock, restricted stock units or other stock or stock-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with the Company or any Subsidiary. Any conversion, substitution or assumption will be effective as of the close of the merger or acquisition, and, to the extent applicable, will be conducted in a manner that complies with Section 409A of the Code. The Awards so granted may reflect the original terms of the awards being assumed or substituted or converted for and need not comply with other specific terms of this Plan, and may account for Shares substituted for the securities covered by the original awards and the number of shares subject to the original awards, as well as any exercise or purchase prices applicable to the original awards, adjusted to account for differences in stock prices in connection with the transaction.

(b) In the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary merges has shares available under a pre-existing plan previously approved by shareholders and not adopted in contemplation of such acquisition or merger, the shares available for grant pursuant to the terms of such plan (as adjusted, to the extent appropriate, to reflect such acquisition or merger) may be used for Awards made after such acquisition or merger under this Plan; provided, however, that Awards using such available shares may not be made after the date awards or grants could have been made under the terms of the pre-existing plan absent the acquisition or merger, and may only be made to individuals who were not employees or directors of the Company or any Subsidiary prior to such acquisition or merger.

(c) Any Shares that are issued or transferred by, or that are subject to any Awards that are granted by, or become obligations of, the Company under Section 4.5(a) or (b) of this Plan will not reduce the Shares available under this Plan or otherwise count against the limits contained in Article 4 of this Plan. In addition, no Shares subject to an Award that is granted by, or becomes an obligation of, the Company under Section 4.5(a) or (b) of this Plan, will be added to the Aggregate Share Limit.

The determination of the Committee as to the adjustments and substitutions described above, if any, shall be conclusive and binding on Participants and beneficiaries under this Plan. The adjustments and substitutions described in this Section shall be made in compliance with: (i) Code Sections 422 and 424 with respect to ISOs; (ii) Treasury Department Regulation Section 1.424-1 (and any successor) with respect to NSOs, applied as if the NSOs were ISOs; and (iii) Code Section 409A, to the extent necessary for exemption therefrom, and to avoid adverse tax consequences thereunder.

Article 5. Eligibility and Participation

5.1 Eligibility. Individuals eligible to participate in this Plan include all Employees and Directors.

5.2 Actual Participation. Subject to the provisions of this Plan, the Committee may, from time to time, select from all eligible individuals, those individuals (or classes or categories of individuals) to whom Awards shall be granted and shall determine, in its sole discretion, the nature and terms of each Award.

Article 6. Stock Options

6.1 Grant of Options. Subject to the terms of this Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time, as shall be determined by the Committee, in its sole discretion; provided, however, that ISOs may be granted only to eligible Employees of the Company or any Subsidiary (as permitted under Code Sections 422 and 424) and only prior to the tenth anniversary of the Effective Date. An Employee who is employed by a Subsidiary may only be granted Options to the extent the Subsidiary is part of: (a) the Company’s controlled group of corporations, or (b) a trade or business under common control; as of the Date of Grant, each as determined under the rules of Code Section 414, but substituting for this purpose ownership of at least fifty percent (50%) of the Subsidiary to determine the members of the controlled group of corporations and the entities under common control. No Award of an Option may entitle a Participant to dividends or dividend equivalents with respect to the Shares covered by the Option.

6.2 Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Exercise Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which the Option shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan. The Award Agreement shall also specify whether the Option is intended to be an ISO or an NSO.

6.3 Exercise Price. The Exercise Price for each grant of an Option under this Plan shall be determined by the Committee in its sole discretion and shall be specified in the Award Agreement; provided, however, except with respect to Awards granted under Section 4.5(a) or (b) of this Plan, the Exercise Price must be at least equal to one hundred percent (100%) of the FMV of the underlying Shares on the Grant Date. With respect to a Participant who owns, directly or indirectly, more than ten percent (10%) of the total combined voting power of all classes of the stock of the Company, any Subsidiary or any Affiliate, the Exercise Price of Shares subject to an ISO shall be at least equal to one hundred ten percent (110%) of the FMV of such Shares on the Grant Date.

6.4 Term of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable on or after the tenth (10th) anniversary of its Date of Grant.

6.5 Exercise of Options. Options shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant. Options, or a portion thereof, may become exercisable upon certain events, such as the Participant’s death, disability, or termination of employment under certain circumstances. The aggregate FMV of Shares with respect to which ISOs are exercisable for the first time by a grantee during any calendar year (under this Plan or any other plan adopted by the Company or its parent or subsidiary) shall not exceed one hundred thousand dollars ($100,000). If such aggregate FMV (determined with respect to each ISO at the time of grant) exceeds such amount, such number of ISOs as have an aggregate FMV equal to the amount in excess of such amount shall be treated as NSOs.

6.6 Payment. Options shall be exercised by the delivery of a written notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

Payment of the Exercise Price is a condition precedent to the issuance of the Shares as to which an Option is exercised. The Exercise Price shall be payable to the Company in full by, to the extent permitted by law: (a) paying cash or its equivalent; (b) tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Exercise Price; (c) cashless (broker-assisted or otherwise) exercise; (d) any combination of (a), (b), and (c); or (e) any other method or methods approved or accepted by the Committee in its sole discretion.

Subject to any governing rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment (including, without limitation, satisfaction of any applicable tax withholding), the Company shall deliver to the Participant evidence of book entry Shares or, if requested by the Participant, certificated Shares in an appropriate amount based upon the number of Shares purchased under the Option(s). Alternatively, if the relevant Award Agreement requires payment of cash or its equivalent at that time, the Company shall pay to the Participant the appropriate amount of cash or its equivalent.

6.7 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article as it may deem advisable including minimum holding period requirements and restrictions under applicable federal securities laws or regulations, the rules of any stock exchange or market upon which such Shares are then listed or traded or any blue sky or state securities laws applicable to such Shares.

6.8 Prohibition on Repricing. Subject to Section 4.5, in no event shall the Committee or the Board, without first obtaining the approval of the Company’s shareholders, have the right to: (i) cancel outstanding Options for the purpose of replacing or regranting such Options with an Exercise Price that is less than the original Exercise Price of the Option, or (ii) change the Exercise Price of an Option to an Exercise Price that is less than the original Option Exercise Price, or (iii) cancel outstanding Options with an Exercise Price that is more than the Fair Market Value of a Share on the date of cancellation in exchange for cash or another Award.

Article 7. Stock Appreciation Rights

7.1 Grant of SARs. Subject to the terms of this Plan, SARs may be granted to Participants at any time, and from time to time, as shall be determined by the Committee in its sole discretion. However, an Employee of a Subsidiary may only be granted SARs to the extent the Subsidiary is: (a) part of the

Company’s controlled group of corporations, or (b) a trade or business under common control with the Company, as of the date of grant, each determined under the rules of Code Section 414, but substituting for this purpose ownership of at least fifty percent (50%) of the Subsidiary to determine the members of the controlled group of corporations and the entities under common control.

Subject to the terms of this Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and the terms and conditions pertaining to such SARs.

The Exercise Price for each SAR shall be determined by the Committee and shall be specified in the Award Agreement; provided, however, except with respect to Awards granted under Section 4.5(a) or (b) of this Plan, that the Exercise Price must be at least equal to one hundred percent (100%) of the FMV of the underlying Shares on the Grant Date.

No Award of an SAR may entitle a Participant to dividends or dividend equivalents with respect to the Shares covered by the SAR.

7.2 SARs Agreement. Each SAR Award shall be evidenced by an Award Agreement that shall specify the Exercise Price, the term of the SAR and such other provisions as the Committee shall determine.

7.3 Term of SARs. The term of an SAR granted under this Plan shall be determined by the Committee, in its sole discretion, and except as determined otherwise by the Committee and specified in the SAR Award Agreement, no SAR shall be exercisable on or after the tenth (10th) anniversary of its grant.

7.4 Exercise of SARs. SARs may be exercised upon the terms and conditions imposed by the Committee in its sole discretion. SARs, or a portion thereof, may become exercisable upon certain events, such as the Participant’s death, disability, or termination of employment under certain circumstances.

7.5 Settlement of SARs. Upon the exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a) The excess of the Fair Market Value of a Share on the date of exercise over the Exercise Price; by

(b) The number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, payment upon the exercise of an SAR may be in cash, Shares or a combination thereof, or in any other manner approved by the Committee. The Committee’s determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

7.6 Other Restrictions. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of a SAR granted under this Article as it may deem advisable including minimum holding period requirements and restrictions under applicable federal securities laws or regulations, the rules of any stock exchange or market upon which such Shares are then listed or traded or any blue sky or state securities laws applicable to such Shares.

7.7 Prohibition on Repricing. Subject to Section 4.5, in no event shall the Committee or the Board, without first obtaining the approval of the Company’s shareholders, have the right to: (i) cancel outstanding SARs for the purpose of replacing or regranting such SARs with an Exercise Price that is less than the original Exercise Price of the SAR, or (ii) change the Exercise Price of a SAR to an Exercise Price that is less than the original SAR Exercise Price, or (iii) cancel outstanding SARs with an Exercise Price that is more than the Fair Market Value of a Share on the date of cancellation in exchange for cash or another Award.

Article 8. Restricted Stock

8.1 Grant of Restricted Stock. Subject to the terms of this Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Participants in such amounts as the Committee shall determine.

8.2 Restricted Stock Agreement. Each Award of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Period of Restriction or Performance Period, the number of Shares of Restricted Stock issued and such other provisions as the Committee shall determine.

8.3 Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock as it may deem advisable including requirements that Participants pay stipulated purchase prices for each Share of Restricted Stock, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock. Restricted Stock, or a portion thereof, may become nonforfeitable or vest upon certain events, such as the Participant’s death, disability, or termination of employment under certain circumstances.

Except as otherwise provided in this Article, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations).

If share certificates are required by law to be issued and to the extent deemed appropriate by the Committee, the Company may retain any certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

8.4 Voting Rights. Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction.

8.5 Dividends. Any Award of Restricted Stock may require that any or all dividends or other distributions paid thereon during the applicable Period of Restriction be paid in cash or in additional Shares of Restricted Stock on a current, deferred or contingent basis subject to the same restrictions as the underlying Award; provided, however, that dividends or other distributions on Restricted Stock will be deferred until, and paid contingent upon, the vesting of such Restricted Stock.

Article 9. Restricted Stock Units

9.1 Grant of Restricted Stock Units. Subject to the terms of this Plan, the Committee, at any time and from time to time, may grant Awards of Restricted Stock Units to Participants in such amounts as the Committee shall determine.

9.2 Restricted Stock Unit Agreement. Each Award of Restricted Stock Units shall be evidenced by an Award Agreement that shall specify the Period of Restriction or Performance Period, the number Restricted Stock Units granted and such other provisions as the Committee shall determine.

9.3 Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Restricted Stock Units as it may deem advisable including requirements that Participants pay stipulated purchase prices for each Share subject to a Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which the Shares are listed or traded, or holding requirements or sale restrictions placed by the Company on the Shares delivered to a Participant upon the vesting of the Restricted Stock Units. Restricted Stock Units, or a portion thereof, may become nonforfeitable or vest upon certain events, such as the Participant’s death, disability, or termination of employment under certain circumstances.

Restricted Stock Units shall be settled in cash, Shares or a combination of cash and Shares as the Committee, in its sole discretion, shall determine.

9.4 Ownership. During the Period of Restriction or Performance Period, the Participant will have no rights of ownership in the Shares subject to the Restricted Stock Units and shall have no right to vote such Shares.

9.5 Dividends Equivalents. The Committee may provide for the payment of dividend equivalents to the Participant either in cash or in additional Restricted Stock Units on a current, deferred or contingent basis; provided, however, that dividend equivalents or other distributions on Restricted Stock Units will be deferred until, and paid contingent upon, the vesting of such Restricted Stock Units.

Article 10. Performance Shares

10.1 Grant of Performance Shares. Subject to the terms of this Plan, the Committee, at any time and from time to time, may grant Awards of Performance Shares to Participants in such amounts and upon such terms as the Committee shall determine.

10.2 Value of Performance Shares. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the Grant Date. The Committee shall set performance goals in its sole discretion which, depending on the extent to which they are met, will determine the value and number of Performance Shares upon which payout will be based.

10.3 Earning of Performance Shares. Subject to the terms of this Plan, including after the applicable Performance Period has ended, the holder of Performance Shares shall be entitled to receive payout based upon the value and number of Performance Shares earned by the Participant over the Performance Period determined as a function of the extent to which, or whether, the corresponding performance goals have been achieved. Performance

Shares, or a portion thereof, may vest upon certain events, such as the Participant’s death, disability, or termination of employment under certain circumstances.

10.4 Payment of Performance Shares. Payment of earned Performance Shares shall be in such form and at such time as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Shares in the form of cash or Shares (or in a combination thereof) equal to the value of the earned Performance Shares. Any Shares delivered to a Participant upon the vesting and settlement of Performance Shares may be subject to any restrictions deemed appropriate by the Committee.

10.5 Dividends Equivalents. The Committee may provide for the payment of dividend equivalents to the Participant either in cash or in additional Performance Shares on a deferred or contingent basis; provided, however, that dividend equivalents or other distributions on Performance Shares will be deferred until, and paid contingent upon, the achievement of the applicable performance goals.

Article 11. Cash-Based Awards and Other Stock-Based Awards

11.1 Grant of Cash-Based Awards. Subject to the terms of the Plan, the Committee may, at any time and from time to time, grant Cash-Based Awards to Participants in such amounts and upon such terms as the Committee may determine.

11.2 Other Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described in this Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions as the Committee shall determine. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares.

11.3 Value of Cash-Based and Other Stock-Based Awards. Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee. Each Other Stock-Based Award shall be expressed in terms of Shares or units denominated in Shares, as determined by the Committee. The Committee may establish performance goals in its sole discretion. If the Committee exercises its discretion to establish performance goals, the number and/or value of Cash-Based Awards or Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which, or whether, the performance goals are met.

11.4 Payment of Cash-Based Awards and Other Stock-Based Awards. Any payment with respect to a Cash-Based Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or Shares, as the Committee determines. Cash-Based Awards or Other Stock- Based Awards may become nonforfeitable or vest upon certain events, such as the Participant’s death, disability, or termination of employment under certain circumstances.

Article 12. Transferability of Awards

Except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Committee, no Award granted under this Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. In no event may an Award be transferred for value. Further, except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Committee, all Awards granted to a Participant under this Plan shall be exercisable during his or her lifetime only by the Participant.

Article 13. Performance Measures

13.1 Performance Measures. A non-exhaustive list of Performance Measures that could be used for performance-based Awards under this Plan includes the following: (a) Net earnings or net income (before or after taxes); (b) Income; (c) Retained earnings; (d) Earnings per share; (e) Net sales or revenue growth; (f) Net operating profit or income; (g) Operating earnings; (h) Return measures (including return on assets, capital, invested capital, equity, sales or revenue); (i) Cash flow (including operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment); (j) Earnings before taxes, interest, depreciation and/or amortization (“EBITDA”); (k) Adjusted EBITDA; (l) Gross or operating margins; (m) Productivity ratios; (n) Share price (including growth measures and total shareholder return); (o) Costs or cost control; (p) Margins; (q) Operating efficiency; (r) Operating and maintenance cost management; (s) Demand-side management (including conservation and load management); (t) Market share; (u) Service reliability; (v) Energy production availability performance; (w) Results of customer satisfaction or employee satisfaction surveys; (x) Aggregate product price and other product price measures; (y) Working capital; (z) Economic value added or EVA® (net operating profit after tax minus the sum of capital multiplied by the cost of capital); (aa) Management development; (bb) Succession planning; (cc) Shaping legislative and regulatory initiatives and outcomes; (dd) Taxes; (ee) Safety record; (ff) Depreciation and amortization; (gg) Total shareholder return; (hh) Workforce hiring plan measures; (ii) Air quality control project management; (jj) Environmental; (kk) Risk management; (ll) Technology upgrade measures; (mm) Financial contribution to earnings from special projects or initiatives; (nn) Capital expenditures; (oo) Generation output; (pp) Power supply sourcing adequacy; (qq) Results of asset acquisitions; (rr) Results of asset divestitures; (ss) Capitalization; (tt) Credit metrics; (uu) Credit ratings; (vv) Compound growth rates (earnings, revenue, income from continuing operations, cash generation, etc.); (ww) Generation outage duration; (xx) Transmission outage duration; (yy) Distribution outage duration; (zz) Value creation; (aaa) Effective tax rate; (bbb) Financing flexibility; (ccc) Financing capability; and (ddd) Value returned to shareholders.

Any Performance Measure(s) may be used to measure the performance of the Company, Subsidiary or Subsidiaries as a whole or any business unit or business or reporting segment of the Company and/or a Subsidiary or Subsidiaries or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of peer companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select a share price performance measure as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Article. In establishing Performance Measures, the Committee may provide that any financial factor that in whole or in part comprises any Performance Measure will be determined in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) or that any such financial factor may be non-GAAP or that such financial factor may be adjusted to exclude any or all GAAP or non-GAAP items.

Article 14. Nonemployee Director Awards

The Board or the Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting of any type of Award to Nonemployee Directors. Each grant of an award to a Nonemployee Director will be upon such terms and conditions as approved by the Board or the Committee and will be evidenced by an Award Agreement in such form as will be approved by the Board or the Committee. Each Award Agreement will specify in the case of an Option and free-standing SAR, an Exercise Price per Share, which, except with respect to Awards granted under Section 4.5(a) or (b) of this Plan, will not be less than the Fair Market Value per Share on the Grant Date. Each Option and SAR granted under the Plan to a Nonemployee Director will expire not more than 10 years from the Grant Date and may be subject to earlier termination as may be provided in the Award Agreement. If a Nonemployee Director subsequently becomes an employee of the Company or a Subsidiary while remaining a member of the Board, any Award held under this Plan by such individual at the time of such commencement of employment will not be affected thereby. Nonemployee Directors, pursuant to this Article 14, may be granted, or may be permitted to elect to receive, pursuant to procedures established by the Board, all or any portion of their annual retainers, meeting fees or other fees in Shares or Restricted Shares (or other Awards) in lieu of cash.

Article 15. Rights of Participants

15.1 Employment. Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company and its Subsidiaries to terminate any Participant’s employment or service, at any time or for any reason, nor confer upon any Participant any right to continue employment or service as a Director for any specified period of time.

Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company or its Subsidiaries and, accordingly, subject to Articles 3 and 17, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company and its Subsidiaries.

15.2 Participation. No individual shall have the right to be selected to receive an Award under this Plan or, having been so selected, to be selected to receive a future Award.

15.3 Rights as a Shareholder. Except as otherwise provided herein, a Participant shall have none of the rights of a shareholder (or beneficial owner, as the case may be) with respect to Shares covered by any Award until the Participant becomes the record holder (or beneficial owner) of such Shares.

Article 16. Change in Control

16.1 Change in Control of the Company. Notwithstanding any other provision of this Plan to the contrary, the provisions of this Article shall apply in the event of a Change in Control unless otherwise determined by the Committee regarding an Award as reflected in the applicable Award Agreement.

Upon a Change in Control, except to the extent that an Award meeting the requirements of Section 16.2 (a “Replacement Award”) is retained by or provided to the Participant to replace or continue such Award (the “Replaced Award”), all then-outstanding Stock Options and Stock Appreciation Rights shall immediately become fully vested and exercisable, and each other then-outstanding Award whose lapse of restrictions depends solely on the satisfaction of a service obligation by a Participant to the Company or Subsidiary shall vest in full and be free of restrictions related to the vesting of such Awards. The treatment of any other Awards shall be as determined by the Committee, as reflected in the applicable Award Agreement.

Except to the extent that a Replacement Award is retained by or provided to the Participant, the Committee may, in its sole discretion: (a) determine that any or all outstanding Awards granted under the Plan, whether or not exercisable, will be canceled and terminated and that in connection with such cancellation and termination the holder of such Award may receive for each Share of Common Stock subject to such Awards a cash payment (or the delivery of shares of stock, other securities or a combination of cash, stock and securities equivalent to such cash payment) equal to the difference, if any, between the consideration received by shareholders of the Company in respect of a Share of Common Stock in connection with such transaction and the purchase price per share, if any, under the Award multiplied by the number of Shares of Common Stock subject to such Award; provided that if such product is zero or less, or to the extent that the Award is not then exercisable, the Awards will be canceled and terminated without payment therefor, or (b) provide that the period to exercise Options or Stock Appreciation Rights granted under the Plan shall be extended (but not beyond the expiration of such Options or Stock Appreciation Rights).

16.2 Replacement Awards. An Award shall meet the conditions of this Section (and hence qualify as a Replacement Award) if: (a) it has a value at least equal to the value of the Replaced Award as determined by the Committee in its sole discretion; (b) it relates to publicly traded equity securities of the Company or its successor in the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control; and (c) its other terms and conditions are not less favorable to the Participant than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control). Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the preceding sentence are satisfied. The determination of whether the conditions of this Section are satisfied shall be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion.

16.3 Replacement Awards and Termination of Employment. Upon a termination of employment or termination of directorship of a Participant by the Company other than for Cause occurring in connection with or during the period of two (2) years after a Change in Control: (a) all Replacement Awards held by the Participant shall become fully vested and (if applicable) exercisable and free of restrictions, and (b) all Stock Options and Stock Appreciation Rights held by the Participant immediately before the termination of employment or termination of directorship that the Participant held as of the date of the Change in Control or that constitute Replacement Awards shall remain exercisable until the earlier of one (1) year following such termination and expiration of the stated term of such Stock Option or SAR; provided that if the applicable Award Agreement provides for a longer period of exercisability, that provision shall control.

16.4 Awards Subject to Code Section 409A. Notwithstanding anything to the contrary in this Plan, if the payment or settlement with respect to an Award constitutes a deferral of compensation under Code Section 409A, then to the extent necessary to comply with Code Section 409A, payment or delivery with respect to such Award following a Change in Control shall be made on the date for which payment or delivery was originally scheduled in the Award Agreement.

Article 17. Amendment, Modification, Suspension and Termination

17.1 Amendment, Modification, Suspension and Termination. Subject to Section 17.3, the Committee may, at any time and from time to time, alter, amend, modify, suspend or terminate this Plan and any Award Agreement in whole or in part; provided, however, that, without the prior approval of the Company’s shareholders and except as provided in Section 4.5, Options or SARs issued under this Plan will not be repriced, replaced (with any other Awards), regranted through cancellation or regranted by lowering the Exercise Price of a previously granted Option or SAR, nor will any outstanding underwater Options or SARs under this Plan be purchased for cash.

17.2 Adjustment of Awards. If permitted by Section 409A of the Code, the Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards, including in recognition of unusual or nonrecurring events (including the events described in Section 4.5) affecting one or more Participants, the Company or the financial statements of the Company or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.

17.3 Awards Previously Granted. Notwithstanding any other provision of this Plan to the contrary (other than Section 17.4), no termination, amendment, suspension or modification of this Plan or an Award Agreement (except as may be permitted or contemplated under the definition of “Performance Measures” or as permitted or contemplated by Section 17.2 with respect to the modification of Performance Measures) shall materially and adversely affect any Award previously granted under this Plan without the written consent of the Participant who received such Award.

17.4 Amendment to Conform to Law. Notwithstanding any other provision of this Plan to the contrary, the Board of Directors may amend the Plan or an Award Agreement (and, with respect to Awards to Participants, the Committee may amend an Award Agreement) prospectively or retroactively as it deems advisable to conform the Plan or such Award Agreement to any present or future law relating to plans of this or similar nature, to the administrative regulations and rulings promulgated thereunder or to Internal Revenue Service or Securities and Exchange Commission rules or requirements or NYSE listing standards.

By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section to any Award granted under the Plan without further consideration or action.

Article 18. Withholding

18.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount necessary to satisfy federal, state, local or other taxes required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan or Awards hereunder.

18.2 Share Withholding. With respect to withholding required upon the lapse of restrictions, settlement or any other taxable event arising as a result of an Award that is payable through the issuance and delivery of Shares to the Participant, unless the Committee determines otherwise, each Participant shall satisfy his or her withholding requirement by having the Company withhold a number of Shares having a Fair Market Value on the date the withholding amount is to be determined in an amount not to exceed the maximum rate for the Participant in the applicable jurisdiction.

Article 19. Successors

All obligations of the Company under this Plan with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 20. Recoupment

This Plan and any Award granted thereunder will be subject to and administered in compliance with Section 10D of the Exchange Act, any applicable rules or regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the Shares may be traded, and the Company’s Executive Compensation Recoupment Policy, as amended from time to time, or its successor(s). This Plan and any Award Agreement may be amended to further such purpose without the consent of the Participant.

Article 21. Insider Trading Policy

This Plan, any Award and any Shares issued pursuant to the exercise or settlement of any Award shall be subject to the Company’s Insider Trading Policy, as amended from time to time, or its successor(s).

Article 22. Duration of the Plan and Shareholder Approval

The Plan shall become effective on the Effective Date and shall terminate automatically ten years thereafter, unless terminated pursuant to its terms before that time. Notwithstanding the preceding sentence, termination of the Plan shall not affect any Award granted before the date of termination, unless expressly provided in the applicable Award Agreement.

Article 23. General Provisions

23.1 Legend. The certificates for Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

23.2 Interpretation. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular and the singular shall include the plural. The word “including” or any variation thereof, means “including, without limitation,” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it.

23.3 Severability. In the event any provision of this Plan shall be found illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

23.4 Requirements of Law. The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

23.5 Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under this Plan prior to:

(a) obtaining any approvals from governmental agencies that the Company determines are advisable; and

(b) completion of any registration or other qualification of the Shares under any applicable ruling of any governmental body that the Company determines are advisable.

23.6 Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such authority is not obtained.

23.7 Investment Representations. The Committee may require any individual receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the individual is acquiring the Shares for investment purposes and without any intention to sell or distribute the Shares.

23.8 Uncertificated Shares. The issuance or transfer of Shares to Participants may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

23.9 Unfunded Plan. Participants shall have no right, title or interest whatsoever in or to any investments that the Company and its Subsidiaries may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative or any other individual. To the extent that any individual acquires a right to receive payments from the Company or its Subsidiaries under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company or Subsidiary, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company or a Subsidiary, as the case may be, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this Plan.

23.10 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, Awards or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

23.11 Nonexclusivity of this Plan. The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

23.12 No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s or a Subsidiary’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell or transfer all or any part of its business or assets; or (b) limit the right or power of the Company or a Subsidiary to take any action which such entity deems to be necessary or appropriate.

23.13 Governing Law and Venue. The Plan and each Award Agreement shall be governed by the laws of the State of Ohio, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award and their beneficiaries, estates, successors and assignees are deemed to submit to the exclusive jurisdiction and venue of the U.S. District Court for the Northern District of Ohio or the Summit County (Ohio) Court of Common Pleas, to resolve any and all issues that may arise out of or relate to this Plan or any related Award Agreement.

23.14 Action Required. If a Participant or beneficiary is required to take any action under this Plan within a certain number of days, and the final day of such period ends on Saturday, Sunday or a federal holiday, the Participant or beneficiary must take such action no later than the last business day preceding such day.

23.15 Compliance with Code Section 409A.

(a) To the extent applicable, it is intended that the Plan and any Awards made hereunder comply with (or be exempt from) the provisions of Code Section 409A, so that the income inclusion provisions of Code Section 409A(a)(1) do not apply to the Participants. This Plan and any Awards granted hereunder will be administered in a manner consistent with this intent. Any reference in this Plan to Code Section 409A will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

(b) Neither a Participant nor any of a Participant’s creditors or beneficiaries will have the right to subject any deferred compensation (within the meaning of Code Section 409A) payable under this Plan and Awards granted hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment. Except as permitted under Code Section 409A, any deferred compensation (within the meaning of Code Section 409A) payable to a Participant or for a Participant’s benefit under this Plan and Awards granted hereunder may not be reduced by, or offset against, any amount owing by a Participant to the Company or any of its Affiliates or Subsidiaries.

(c) If, at the time of a Participant’s separation from service (within the meaning of Code Section 409A), (i) the Participant is a specified employee (within the meaning of Code Section 409A and using the identification methodology selected by the Company from time to time) and (ii) the Company makes a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Code Section 409A) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Code Section 409A in order to avoid taxes or penalties under Code Section 409A, then the Company will not pay such amount on the otherwise scheduled payment date but will instead pay it on the first business day of the seventh month after such separation from service.

(d) Solely with respect to any Award that constitutes nonqualified deferred compensation subject to Section 409A of the Code and that is payable on account of a Change in Control (including any installments or stream of payments that are accelerated on account of a Change in Control), a Change in Control shall occur only if such event also constitutes a “change in the ownership,” “change in effective control,” and/or a “change in the ownership of a substantial portion of assets” of the Company as those terms are defined under Treasury Regulation §1.409A-3(i)(5), but only to the extent necessary to establish a time and form of payment that complies with Section 409A of the Code, without altering the definition of Change in Control for any purpose in respect of such Award.

(e) Notwithstanding any provision of the Plan and Awards granted hereunder to the contrary, in light of the uncertainty with respect to the proper application of Code Section 409A, the Company reserves the right to make amendments to this Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Code Section 409A. In any case, a Participant will be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with this Plan and Awards granted hereunder (including any taxes and penalties under Code Section 409A), and neither the Company nor any of its affiliates will have any obligation to provide the Participant with any tax gross-up or indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.